UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________________________
FORM 8-K
_________________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2016
_________________________________________________

Bristow Group Inc.
(Exact name of registrant as specified in its charter)
_________________________________________________

Delaware (State or other jurisdiction of incorporation)	001-31617 (Commission File Number)	72-0679819 (IRS Employer Identification No.)

2103 City West Blvd., 4th Floor Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

Registrant's telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: NONE
_________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition.
On May 27, 2016, Bristow Group Inc. (the “Company”) issued a press release that summarized its financial results for the three months and fiscal year ended March 31, 2016 (the “Financial Results”). This press release was issued in anticipation of a conference call and Q&A session starting at 10:00 a.m. EDT (9:00 a.m. CDT) on Thursday, May 26, 2016, to review the Financial Results. A copy of the press release is furnished with this report as Exhibit 99.1, and is incorporated herein by reference.
The press release includes certain “non-GAAP financial measures” under Regulation G of the Securities Exchange Act of 1934 (the “Exchange Act”), including adjusted EBITDAR, adjusted net income and adjusted diluted earnings per share (collectively, the “Non-GAAP Measures”). Adjusted EBITDAR is calculated by taking our net income and adjusting for interest expense, depreciation and amortization, rent expense, benefit (provision) for income taxes, gain (loss) on disposal of assets and special items, if any. Additionally, our net income and diluted earnings per share in this release have been presented in certain instances excluding gain (loss) on disposal of assets and special items detailed in the press release; these items are presented as adjusted net income and adjusted diluted earnings per share. Management believes that the Non-GAAP measures provide relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance. Adjusted EBITDAR provides us with an understanding of one aspect of earnings before the impact of investing and financing transactions and income taxes. Additionally, we believe that adjusted EBITDAR provides us with a useful supplemental measure of our operational performance by excluding the financing decisions we make regarding aircraft purchase or leasing. Adjusted EBITDAR should not be considered a measure of discretionary cash available to us for investing in the growth of our business. Adjusted net income and adjusted diluted earnings per share present our consolidated results excluding asset dispositions and special items that do not reflect the ordinary earnings of our helicopter services operations. We believe that these measures are useful supplemental measures because net income and diluted earnings per share include asset disposition effects and special items, and inclusion of these items does not reflect the predictive ongoing operational earnings of our business. The Non-GAAP measures are not calculated or presented in accordance with GAAP and other companies in our industry may calculate these measures differently than we do. As a result, these financial measures have limitations as analytical and comparative tools and you should not consider these items in isolation, or as a substitute for analysis of our results as reported under GAAP. In calculating these financial measures, we make certain adjustments that are based on assumptions and estimates that may prove to be inaccurate. In addition, in evaluating these financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of the Non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or special items. Such non-GAAP measures should not be viewed as an alternative to our GAAP financial statements, but should be read as a supplement to, and in conjunction with, our GAAP financial statements.
ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release summarizing financial results dated May 25, 2016.
Limitation on Incorporation by Reference.
Information on Bristow’s website is not incorporated by reference in this Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Form 8-K and the attached exhibit shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933 or the Exchange Act unless Bristow expressly states that such information is to be considered “filed” under the Exchange Act or incorporates it by specific reference in such a filing. The information set forth in Item 2.02 and the related exhibit furnished in Item 9.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: May 25, 2016	By:	/s/ Brian J. Allman
Brian J. Allman
Vice President, Chief Accounting Officer